Exhibit 5.1


(919) 755-87



                                                  January 3, 1997

Peach Auto Painting and Collision, Inc.
506 45th Street
Suite A-2
Columbus, Georgia 31904

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 1,500,000 shares (the "Shares") of common stock, $.01 par value per Share, of Peach Auto Painting and Collision, Inc., a Delaware corporation (the "Company").

         In connection with rendering this opinion, we have examined the Articles of Incorporation and Bylaws of the Company, each as amended to date; such records of the corporate proceedings of the Company as we determined material; a registration statement on Form SB-2 under the Securities Act relating to the Shares and Amendment No. 1 thereto (the "Registration Statement") and the prospectus contained therein (the "Prospectus"); and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion. In rendering this opinion, we have relied on representations of officers of the Company.

         We are attorneys admitted to practice in the State of North Carolina. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the State of North Carolina and the Delaware General Corporation Law, as they exist under current statutes and jurisprudence.

         Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable.

         The foregoing assumes that all requisite steps will be taken


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Peach Auto Painting and Collision, Inc.
January 2, 1997
Page 2


to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the inclusion of this opinion in the Registration Statement (Registration No. 333-16109) and the
Prospectus and the reference to our firm included in such Registration Statement and Prospectus.

                                            Very truly yours,



                                            SMITH HELMS MULLISS & MOORE, L.L.P.




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